SECURITIES AND EXCHANGE COMMISSION

                     Washington, DC  20549


                            FORM 8-K


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (date of earliest event reported)    September 29, 1999


                         PENTAIR, INC.

     (Exact Name of Registrant as specified in Its Charter)


MINNESOTA                      001-11625             41-0907434
(State of Incorporation        (Commission File      (I.R.S. Employer
 or Organization)               Number)               Identification No.)


   1500 County Road B2 West, St. Paul, Minnesota  55113-3105
     (Address of Principal Executive Offices)  (Zip Code)


                         612.636.7920
      (Registrant's Telephone Number, Including Area Code)


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Item 5.  Other Events.

     On September 29, 1999, Pentair, Inc. (the
"Company") agreed to sell 5,500,000 shares of its common stock (the "Shares") pursuant to an Underwriting
Agreement and applicable Pricing Agreement, each dated
September 29, 1999 among the Company and Goldman, Sachs
& Co., J.P. Morgan Securities Inc., Banc of America
Securities LLC and U.S. Bancorp Piper Jaffray Inc. In addition, on September 30, 1999, the Company agreed to sell $250,000,000 aggregate principal amount of its 7.85% Senior Notes due 2009 (the "Debt Securities") pursuant to an Underwriting Agreement and related
Pricing Agreement, each dated September 30, 1999 among the Company and Goldman Sachs & Co., J.P. Morgan
Securities Inc. and Banc One Capital Markets Inc.  The
Debt Securities will be issued pursuant to an Indenture dated as of June 1, 1999 between the Company and U.S.
Bank Trust National Association, as trustee (the
"Indenture") and an Officer's Certificate and Company
Order dated October 5, 1999, pursuant to Sections 201,
301 and 303 of the Indenture.  The Shares and the Debt
Securities have been registered under the Securities
Act of 1933, as amended, by a Registration Statement on Form S-3, File No. 333-80159, as amended. The purpose of this report is to file certain exhibits in connection with the offering of the Shares and Debt
Securities.

Item 7.  Financial Statements and Exhibits

     (c) Exhibits. See the Exhibit Index following the signature page of this Report , which is incorporated herein by reference.

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                         SIGNATURE

     Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunder duly authorized.


                                   PENTAIR, INC.


Date:   October 4, 1999
By:/s/ Richard W. Ingman
Richard W. Ingman,
Executive Vice President and
Chief Financial Officer

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



                         PENTAIR, INC.
                        EXHIBIT INDEX TO
                    FORM 8-K CURRENT REPORT
          Date of Report:  September 29, 1999

Exhibit
Number    Description

1.1       Underwriting Agreement - Common Stock,
          including related pricing agreement

1.2       Underwriting Agreement - Debt
          Securities, including related pricing
          agreement

4.1       Form of Officer's Certificate and
          Company Order

4.2       Specimen Note

5.1       Opinion of Henson & Efron, P.A.
          regarding the legality of the common stock registered pursuant to the company's registration statement on Form S-3, File No.
          333-80159.

5.2       Opinion of Henson & Efron, P.A.
          regarding the legality of the senior notes registered pursuant to the company's registration statement on Form S-3, File No.
          333-80159.

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